                                                                    EXHIBIT 10.4

               THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
               -------------------------------------------------


          THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement ")
                                                                   ---------
dated as of February 16, 2000 by and among PartMiner, Inc., a New York corporation (the "Company"), Boston Ventures Limited Partnership V ("Boston
                  -------                                            ------
Ventures"), Seacoast Capital Partners Limited Partnership and Seacoast Investors
--------
LLC (together, "Seacoast"), Vulcan Securities Limited ("Vulcan"), Cahners
                --------                                ------
Information Holdings, Inc. ("CIH"), Information Handling Services Inc. ("IHS"),
                             ---                                         ---
Emil H. Dahan, Michael J. Galvin, Patricia Tuxbury Salem, Peter W. Jeng, James
L. McAlarney, III, IHD-PM, LLC (IHD-PM, LLC and Messrs. Dahan, Galvin, Jeng and McAlarney and Ms. Salem collectively, the "Individual Stockholders"), Daniel
                                           -----------------------
Nissanoff ("DN"), Integral Capital Partners IV, L.P. and Integral Capital
            --
Partners IV MS Side Fund, L.P. (together, "Integral"), Agile Software Corp.
                                           --------
("Agile"), Impact Venture Partners L.P. ("Impact"), OMI Partnership Holdings
-------                                   ------
Ltd. ("Onex"), Generation Capital Partners L.P., State Board of Administration
       ----
of Florida and Generation Parallel Management Partners, L.P. (together, "GP"),
                                                                         --
Broadview SLP ("Broadview") and The Goldman Sachs Group, Inc. ("Goldman")
                ---------                                       -------
(Integral, Agile, Impact, Onex, GP, Broadview and Goldman collectively, the "Series B Investors").
-------------------

                                  INTRODUCTION
                                  ------------

          The Company, Boston Ventures, Seacoast, Vulcan's assignor and DN entered into a Stockholders Agreement dated as of March 16, 1999 (the "March 16
                                                                       --------
Agreement").
---------

          In order to induce CIH to make an investment in the Company, Boston Ventures, Vulcan's assignor, Seacoast, the Company, CIH and DN entered into an Amended and Restated Stockholders Agreement dated as of September 10, 1999 (the "September 10 Agreement"), which amended and restated the March 16 Agreement.
 ----------------------

          In order to induce Vulcan's assignor to make an additional investment in the Company, and IHS and the Individual Stockholders to make an investment in the Company, and to provide for the ongoing ownership and governance of the Company, Boston Ventures, Vulcan, Seacoast, the Company, CIH, IHS, the Individual Stockholders (with the exception of IHD-PM, LLC) and DN have entered into the Second Amended and Restated Stockholders Agreement dated as of December 6, 1999 (the "December 6 Agreement"), which amended and restated the September
              --------------------
10 Agreement.

          Whereas, on this day IHD-PM, LLC purchased shares of Common Stock from Bruce and Lynne Friedman pursuant to that certain Common Stock Purchase Agreement dated February 15, 2000 (the "IHD-PM, LLC Common Stock Agreement").

          In order to induce the Series B Investors to make an investment in the Company, the signatories to the December 6 Agreement, IHD-PM, LLC and the Series B Investors wish to enter into this Agreement, which amends and restates the December 6 Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

          Section 1.01.  Certain Definitions.  As used herein, "Purchase
                         -------------------                    --------
Agreement" means the Stock Purchase Agreement dated March 16, 1999 among the
---------
Company, Boston Ventures, Vulcan's assignor and DN, as amended from time to time. As used herein, "Series A Shares" means the Company's Series A Preferred
                        ---------------
Stock, $.01 par value per share, issued and sold by the Company pursuant to the Purchase Agreement. As used herein, "Seacoast Purchase Agreement" means the
                                      ---------------------------
Stock Purchase Agreement dated March 16, 1999 among the Company, DN and Seacoast, as amended from time to time. As used herein, "CIH Purchase
                                                          ------------
Agreement" means the Stock Purchase Agreement dated September 10, 1999 among the Company, DN and CIH, as amended from time to time. As used herein, "Series B
                                                                     --------
Purchase Agreement" means the Preferred Stock Purchase Agreement dated February
------------------
16, 2000 among the Company and the Series B Investors (and Boston Ventures, Seacoast, CIH and Vulcan), as such may be amended from time to time, whereby the Company has issued and sold shares of its Series B Convertible Preferred Stock (the "Series B Shares") to the Series B Investors. As used herein, "Purchasers"
      ---------------                                                ----------
means Boston Ventures or its Full Transferee, Vulcan or its Full Transferee, Seacoast or its Full Transferee, CIH or its Full Transferee, IHS or its Full Transferee, each Individual Stockholder or his/her respective Full Transferee and each Series B Investor or its respective Full Transferee. As used herein, "Full Transferee" means a stockholder of the Company who first becomes a
----------------
stockholder as a result of acquiring more than 50% of the securities of the Company presently held by Boston Ventures, Vulcan, Seacoast, CIH, IHS, any Individual Stockholder or any Series B Investor, respectively. As used herein, "Management Stockholders" means DN and any other person or entity who may after
 -----------------------
the date hereof become a holder of capital stock, options or warrants of the Company and who becomes (or is required to become) a party to this Agreement as provided herein, other than the Purchasers or any Full Transferee of Boston Ventures, Vulcan, Seacoast, CIH, IHS, any Individual Stockholder or any Series B Investor. As used herein, "Stockholders" means the Purchasers and the
                            ------------
Management Stockholders.  As used herein, "Stock" means all capital stock of the
                                           -----
Company held by a Stockholder.  As used herein, "Majority of the Purchasers"
                                                 --------------------------
means the Purchasers holding a majority of the total number of shares of the Company's outstanding common stock (on an as-converted basis) held by all such Purchasers. All other capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Series B Purchase Agreement.


                                   ARTICLE II
                           BOARD OF DIRECTORS; VOTING

          Section 2.01.  Board Size.  The Board of Directors of the Company
                         ----------
shall consist of seven directors. At all meetings (and written actions in lieu of meetings) of stockholders of the Company at which the number of directors of the Company is to be determined, each Stockholder shall vote all of such Stockholder's Stock to fix the number of directors of the

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Company at seven.

          Section 2.02.  Election of Directors.  Except as provided in Section
                         ---------------------
2.04 below, at all meetings (and written actions in lieu of meetings) of stockholders of the Company at which directors are to be elected, each Stockholder shall vote all of such Stockholder's Stock to elect, as directors of the Company (in addition to any other directors of the Company):

          (a) one nominee designated by Boston Ventures, who may be an Affiliate of Boston Ventures;

          (b) one nominee designated by Vulcan, who may be an Affiliate of Vulcan;

          (c) one nominee designated by Seacoast, who may be an Affiliate of Seacoast;

          (d) two nominees designated by DN, or in case of the death or disability of DN, two nominees designated by the Management Stockholders;

          (e) one nominee designated by CIH, who may be an Affiliate of CIH;
and

          (f) one nominee designated by the majority vote of the other six directors of the Company's Board of Directors.

          Section 2.03.  Removal.  Each Stockholder agrees to vote such
                         -------
Stockholder's Stock, at all meetings (and written actions in lieu of meetings) of stockholders of the Company, (a) to remove any director designated under Subsection 2.02(a), if so requested by Boston Ventures, (b) to remove any director designated under Subsection 2.02(b), if so requested by Vulcan, (c) to remove any director designated under Subsection 2.02(c), if so requested by Seacoast, (d) to remove any director designated under Subsection 2.02(d), if so requested by DN or the Management Stockholders, as the case may be, (e) to remove any director designated under Subsection 2.02(e), if so requested by CIH and (f) to remove any director designated under Subsection 2.02(f), if so requested by the majority vote of the other six directors of the Company's Board of Directors. Each Stockholder agrees not to vote such Stockholder's Stock in favor of the removal of any director other than in accordance with the preceding sentence.

          Section 2.04.  Vacancies.  Each Stockholder agrees to vote such
                         ---------
Stockholder's Stock, at all meetings (and written actions in lieu of meetings) of stockholders of the Company, to fill any vacancy on the Board of Directors caused by the resignation or removal of any director to be designated under Subsections 2.02(a), (b), (c), (d), (e) or (f), with a nominee selected as provided therein.

          Section 2.05.  Compensation Committee.  The Board of Directors shall
                         ----------------------
at all times maintain a Compensation Committee consisting of the four directors appointed by a majority of the Purchasers. The Compensation Committee shall have sole authority, on behalf of the Board of Directors, to set the compensation (including salary, bonus, benefits, and other amounts) to be paid to officers and senior managers of and consultants to the Company and the

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Subsidiaries, and, subject to the approvals required hereunder, to grant stock options and issue shares of stock or other equity or equity-related interests to or for the benefit of employees or consultants. The approval of a majority of the members of the Compensation Committee shall be required to take action by the Compensation Committee; provided that no member of the Compensation
                            --------
Committee may vote on his or her own compensation.

          Section 2.06.  Meetings.  The Company will cause its Board of
                         --------
Directors to meet on a regular basis, not less often than quarterly, and will give each director at least 3 days prior notice of the time and place of any meeting.

          Section 2.07.  Subsidiaries.  The Company will cause the Boards of
                         ------------
Directors and Committees thereof of each Subsidiary of the Company to have the same composition as those of the Company, as provided in this Article II, and to cause all Subsidiaries to be in compliance with the terms of this Article II as if such Subsidiary were a party hereto to the same extent as the Company.

          Section 2.08.  Observation Rights.  Until the consummation of a
                         ------------------
Qualified Public Offering (as defined in Section 7.01 hereof), the Company shall permit a representative of Integral (the "Representative") to attend all meetings of the Board of Directors (whether in person, telephonically or otherwise) in a non-voting, observing capacity and shall provide to the Representative, concurrently with the members of the Board of Directors and in the same manner, notice of such meeting and a copy of all materials provided to such members. Any oral or written exchange of confidential and/or proprietary information between the Company and the Representative shall be governed by the terms of a confidentiality agreement to be executed between the Company and Integral promptly after the date hereof.

          Section 2.09.  Conflict with By-Laws.  To the extent that any
                         ---------------------
provision of this Article II conflicts with the By-Laws of the Company, such provisions shall be subject to appropriate amendments to the By-Laws to be adopted within 30 days after the Closing.


                                  ARTICLE III
                             TRANSFER RESTRICTIONS

          Section 3.01.  No Transfer.  (a) No Management Stockholder may sell,
                         -----------
pledge, give, assign, distribute, hypothecate, mortgage or transfer (all hereinafter referred to as "transfer") any Stock owned by such Management
                            --------
Stockholder, directly or indirectly, to any other person or entity, (i) as long as at least one Purchaser holds in excess of 50% of the Stock originally purchased by Boston Ventures, Vulcan's assignor, Seacoast, CIH or the Series B Investors pursuant to the Purchase Agreement, the Seacoast Purchase Agreement, the CIH Purchase Agreement or the Series B Purchase Agreement, respectively, or
(ii) as permitted by Section 3.02.

          (b) Prior to the initial public offering of the Company's securities (whether or not a Qualified Public Offering), no Stockholder (other than Agile) may transfer any Stock to any

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person or entity operating a Competitive Business (as defined below) other than an affiliate of such Stockholder (including any affiliated investment funds). Notwithstanding the foregoing, Boston Ventures may transfer Stock to its limited partners, Seacoast may transfer Stock to its limited partners, Onex may transfer its Stock to its limited partners, GP may transfer its Stock to its limited partners and Integral may transfer Stock to its limited partners and members. For purposes of this Agreement, the term "Competitive Business" shall mean (i)
                                          --------------------
any business that develops or sells products or services that are competitive with the Company's CAPSXpert database, (ii) any business that develops or sells software for component and supplier management that is competitive with the Company's products, (iii) any business that sells or distributes electronic components that is competitive with the Company's products or (iv) any business that provides an e-commerce web site which aggregates pricing and availability data for electronic components that is competitive with the Company's products.

          Section 3.02.  Exceptions to Restrictions.   Notwithstanding any other
                         --------------------------
provision of this Agreement, the following transfers of Stock may be consummated without restriction:

          (a) Transfers of Stock between a Management Stockholder and his guardian or conservator.

          (b) Transfers of Stock of a deceased Management Stockholder to his executors or administrators or to trustees under his will and thereafter to transferees enumerated in Subsection (c) below.

          (c) Transfers of Stock of a Management Stockholder to the Management Stockholder's spouse, to any of his children or their issue (or to custodians for the benefit of minor children or issue), or to the Stockholder's parents or siblings, or to a trust, the sole beneficiaries of which consist of any of the foregoing.

          (d) Transfers of Stock by DN to Bruce Friedman and Lynne Friedman pursuant to the letter agreement dated July 30, 1997 among DN and Stacy Jargowsky Nissanoff and Bruce Friedman and Lynne Friedman.

          (e) Transfers of Stock by DN to the employees of the Company set forth on Schedule 2.05(b) of the Purchase Agreement.

          (f) Transfers of Stock by Bruce and Lynne Friedman to Integral Capital Partners IV, L.P., Integral Capital Partners IV MS Side Fund, L.P. and IHD-PM, LLC.

          All Stock transferred pursuant to this Section shall remain subject to the restrictions contained herein applicable to the initial Management Stockholders in the hands of the transferee.

          Section 3.03.  Drag-Along Requirement. In the event that the Board of
                         ----------------------
Directors of the Company approves a sale or merger of the Company or a sale of all or substantially all of the assets of the Company, and the transaction is approved by a Majority of the Purchasers in

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accordance with Article VII of this Agreement, each Stockholder: (a) will vote the Stock held by it in favor of such transaction and will not dissent to any such transaction or seek appraisal of its Stock, or exercise any similar rights with respect to such transaction; (b) will execute any agreement reasonably required of it in connection with such transaction, including without limitation any stock purchase or similar agreement; and (c) will cooperate with the Company in all respects in consummating any such transaction.

          Section 3.04.  Legends.  All certificates representing shares of Stock
                         -------
issued to a Stockholder shall bear substantially the following legend:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS
                                                   ---
          OF ANY STATE. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          In addition to the foregoing, all certificates representing shares of Stock issued to a Management Stockholder after the date hereof shall bear substantially the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS CONTAINED IN A STOCKHOLDERS AGREEMENT, AS AMENDED, BETWEEN THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY.


                                   ARTICLE IV
                               PREEMPTIVE RIGHTS

          Section 4.01.  Notice of Sale.  The Company will give the Purchasers
                         --------------
and DN (each an "Offeree") at least 30 days prior written notice of any proposed sale or issuance for cash or cash equivalents by the Company of any capital stock, or any stock or security convertible into or exchangeable for capital stock and any right, warrant or option to acquire capital stock or such convertible securities ("Common Stock Equivalents") or any evidence of
                         ------------------------
indebtedness issued in conjunction with Common Stock Equivalents, except for (a) the grant of options and warrants to purchase shares of the Company's Common Stock (and the issuance of shares of the Company's Common Stock upon the exercise of such options and warrants, including any of the foregoing that are presently outstanding) by the Compensation Committee of the Company's Board of Directors, (b) the sale by the Company of Common Stock pursuant to a Qualified Public Offering, as hereafter defined, (c) the issuance of shares of Common Stock upon conversion or exercise of Common Stock Equivalents as to which each Offeree was offered the opportunity to purchase its Proportionate Percentage (as hereinafter defined) or as to which each Offeree was not required to be offered such opportunity, (d) the issuance of any Common Stock Equivalent pursuant to a stock split, stock dividend or similar event which is approved by the Company's Board of Directors, (e) in connection with the acquisition of any other entity or business by merger, purchase of assets or purchase of capital stock approved by the majority vote of the Company's Board of Directors or (f) in connection with equity issuances to strategic investors or partners, as determined by the majority vote of the Board of Directors. Such notice will identify the number of shares or amount of securities to be issued, the class of shares or securities to be issued, the approximate date of issuance, and the price and other terms and conditions of the issuance. Such notice will also include an offer (the "Offer") to sell to each Offeree its Proportionate
                       -----
Percentage of such securities (the "Offered Securities") at the price and on the
                                    ------------------
other terms as are proposed for such sale or issuance, which Offer by its terms shall remain open for a period of 15 days from the date of receipt of such notice and which offer may be accepted by any such Offeree in its sole discretion.

          Section 4.02.  Acceptance.  Each Offeree shall give notice to the
                         ----------
Company of its intention to accept an Offer prior to the end of the 15-day period of such Offer, setting forth such portion of the Offered Securities which such Offeree elects to purchase (the "Notice of Acceptance"). If any Offeree
                                      --------------------
fails to subscribe for its Proportionate Percentage of the Offered Securities, the other Offerees shall be entitled to purchase such Offered Securities that are not subscribed for by such Offeree in the same proportion in which they were initially entitled to purchase the Offered Securities. The Company shall notify each Offeree five (5) days following the expiration of the 15-day period described above of the amount of Offered Securities which each Offeree may purchase pursuant to the foregoing sentence and each Offeree shall then have 10 days from the delivery of such notice to indicate such additional amount, if any, that such Offeree wishes to purchase.

          Section 4.03.  Closing.  Upon the closing of the sale or issuance as
                         -------
to which the Company has given notice under Section 4.01, each Offeree shall purchase from the Company, and the Company shall sell to each Offeree, the Offered Securities subscribed for by each Offeree at the terms specified in the Offer, which shall be the same terms at which all other persons or entities acquire such securities in connection with such sale or issuance.

          Section 4.04.  Sale to Others.  If the Offerees do not subscribe for
                         --------------
all of the Offered Securities, the Company shall have 60 days from the end of the foregoing 15- or 10-day period, whichever is applicable, to sell all or any part of the balance of the Offered Securities which an Offeree has not agreed to purchase, to any other persons or entities, in all material respects on terms and conditions which are no more favorable to such other persons or entities or less favorable to the Company than those set forth in the Offer. Any Offered Securities not purchased by an Offeree or other persons or entities in accordance with Sections 4.03 or 4.04 may not be sold or otherwise disposed of until they are again offered under the procedures specified in this Article IV.

          Section 4.05.  Proportionate Percentage.  For purposes of this Article
                         ------------------------
IV, "Proportionate Percentage" shall mean (a) the number of shares of Common
     ------------------------
Stock held by an Offeree (for this purpose, treating each option, warrant and convertible security as the number of shares of Common Stock for which it is then exercisable or convertible), divided by (b) the number of outstanding shares of Common Stock (determined as provided in clause (a) above).


                                   ARTICLE V
                      AFFIRMATIVE COVENANTS OF THE COMPANY

          The Company shall comply with the following covenants unless otherwise approved by a Majority of the Purchasers:

          Section 5.01.  Corporate Existence.  The Company shall, and shall
                         -------------------
cause each Subsidiary to, maintain its corporate existence, foreign qualifications, and all rights, permits, licenses and authorizations material to its business. Notwithstanding the foregoing, the corporate existence of any Subsidiary may be terminated with the approval of a majority of the members of the Board of Directors of the Company.

          Section 5.02.  Use of Proceeds.  The Company shall use the net
                         ---------------
proceeds from the sale of the Series B Shares to the Series B Investors principally for repaying certain outstanding indebtedness and for working capital and general corporate purposes.

          Section 5.03.  Annual Financial Statements.  The Company shall furnish
                         ---------------------------
each Purchaser annual audited, consolidated and consolidating financial statements of the Company and the Subsidiaries, including a balance sheet and statements of income, cash flow and stockholders equity, within 90 days after the end of each fiscal year, certified by a nationally recognized independent public accounting firm reasonably acceptable to the Company's Board of Directors, accompanied by an opinion of the Company's independent public accountant.

          Section 5.04.  Quarterly Financial Statements.  The Company shall
                         ------------------------------
furnish each Purchaser quarterly consolidated and consolidating unaudited financial statements of the Company and the Subsidiaries, including balance sheets and statements of income, cash flow and stockholders equity, which shall show a comparison to budget, within 45 days after the end of each month accompanied by (a) management's analysis of results, and (b) a statement of the Company's chief executive or chief financial officer explaining any variation of such results from the budgeted results for such quarter set forth in the Budget (as hereinafter defined) for such fiscal year.

          Section 5.05.  Budget.  For each fiscal year of the Company,
                         ------
management of the Company shall prepare and submit a monthly and annual operating plan and budget, cash flow projections and profit and loss projections, all in reasonable detail (collectively, the "Budget") for such
                                                          ------
fiscal year to the Board of Directors of the Company for its approval. The Company shall furnish each Purchaser the approved Budget promptly after its approval, but in any event no later than 30 days prior to the beginning of each such fiscal year. The Company shall not make material changes to the Budget without the prior approval of its Board of Directors, and upon such approval information concerning such material changes shall be furnished to each Purchaser.

          Section 5.06.  Other Information.  The Company shall deliver to each
                         -----------------
Purchaser: (a) promptly after the occurrence thereof, written notice and a description of any event, circumstance or condition, including any litigation, claim or proceeding before any court or governmental authority, which has a material adverse effect upon the Company, its consolidated financial condition, results of operations, properties, prospects or business, (b) promptly after receipt thereof, any material report or communication received by the Company or any Subsidiary from its independent public accountants, including without limitation any so-called "management letter", (c) promptly after the occurrence thereof, a description of any material (on a consolidated basis) default by the Company or any Subsidiary under any material agreement or arrangement of the Company or any Subsidiary, including without limitation any agreement or instrument relating to any material indebtedness of the Company or any Subsidiary, (d) promptly upon making such materials available, copies of all reports and other materials sent or made available generally to the stockholders of the Company, or any material portion thereof, (e) promptly upon such materials being filed, all materials submitted to the Securities and Exchange Commission (the "Commission") or any securities exchange, and (f) such other
                 ----------
information with respect to the Company or any Subsidiary, or their respective businesses, affairs, properties, prospects and any other matters relating thereto which may be reasonably requested by any Purchaser, and which does not impose an undue burden on management or interfere with management's responsibilities to the Company.

          Section 5.07.  Inspection. The Company will permit any person
                         ----------
designated by a Purchaser, at reasonable intervals, on reasonable notice, to visit and inspect any of the properties of the Company and the Subsidiaries, during normal business hours, to examine their books, records and other materials relating thereto (and to make copies thereof and take extracts therefrom) and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers, employees, counsel and independent certified public accountants.

          Section 5.08.  Books and Accounts.  The Company shall, and shall cause
                         ------------------
each Subsidiary to, keep complete and accurate records and books of account and construe and report under all terms and provisions of this Agreement and all agreements contemplated hereby in accordance with generally accepted accounting principles consistently applied.

          Section 5.09.  Key Man Life Policy.  The Company shall use its best
                         -------------------
efforts to keep the key man life insurance policy currently in effect with respect to DN in full force and effect until such time as DN ceases to be employed by the Company. The Company will add a designee, if any, of each Purchaser as a notice party to such policy, and will request that the issuer of such policy provide such designee with 10 days notice before such policy is assigned or terminated for any reason, or before any changes are made in the designation of the beneficiary thereof. The Company shall use commercially reasonable efforts to purchase (a) key man life insurance for Mark Schenecker and (b) D&O insurance.

          Section 5.10.  Insurance.  The Company shall, and shall cause each
                         ---------
Subsidiary to, use its best efforts to have in full force and effect (a) insurance on all assets and activities of a type and amount customarily insured, covering property damage and loss of income by fire or other casualty, and (b) adequate insurance protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company and the Subsidiaries to insure.

          Section 5.11.  Compliance with Laws.  The Company will, and will cause
                         --------------------
each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, with respect to which the failure to comply could have a material adverse effect on the business, affairs, properties, prospects or condition of the Company or any Subsidiary.

          Section 5.12.  Rule 144A Information.  Subject to a confidentiality
                         ---------------------
agreement with applicable third parties reasonably acceptable to the Company, the Company shall, upon the written request of any Purchaser, provide to such Purchaser or to any prospective institutional transferee of the Series A Shares or Series B Shares designated by such Purchaser, such financial or other information as is reasonably available to the Company or can be reasonably obtained by the Company without material expense and as such Purchaser may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Act.

          Section 5.13  Amendments to By-Laws.  The Company will use its best
                        ---------------------
efforts to cause its By-Laws to be amended in accordance with Section 2.09 of this Agreement.

                                   ARTICLE VI
                       NEGATIVE COVENANTS OF THE COMPANY

          The Company shall comply with the following covenants unless otherwise approved by a Majority of the Purchasers:

          Section 6.01.  Interested Transactions.  The Company shall not, and
                         -----------------------
shall not permit any Subsidiary to, buy, sell or lease any assets to or from, borrow or lend any money to or from, or deal with or enter into any other transactions or agreements with, any stockholders (other than the Purchasers and their Affiliates), officer or director, or any known relative or Affiliate of any of the foregoing, other than (a) as expressly contemplated by this Agreement or any other agreement contemplated hereby or (b) those that are (i) fully disclosed in advance to the Board of Directors, (ii) on terms no less favorable to the Company or any Subsidiary than could have been obtained from an unaffiliated third party, and (iii) approved by a disinterested majority of the Board of Directors of the Company.

          Section 6.02.  Mergers.  The Company shall not, and shall not permit
                         -------
any Subsidiary to, (a) merge or consolidate with any person or entity, other than a wholly-owned

Subsidiary in a transaction in which the Company is the surviving corporation and in which its Certificate of Incorporation is not altered, or (b) sell, lease (as lessor) or otherwise dispose of all or any substantial portion of its assets.

          Section 6.03.  Dividends.  The Company shall not, and shall not permit
                         ---------
any Subsidiary to, pay or declare any dividend or make any distribution of money or other property on account of any its Capital Stock, other than dividends of a Subsidiary payable to the Company, or accord any other payment, benefit or preference to any share of capital stock, other than dividends payable solely in shares of Common Stock.

          Section 6.04.  Redemptions.  The Company shall not, and shall not
                         -----------
permit any Subsidiary to, purchase, redeem or otherwise acquire any share of capital stock, or any options, warrants, convertible securities or other rights to acquire capital stock other than (a) pursuant to Article VII of this Agreement and (b) pursuant to the terms of grants of options, stock appreciation rights, restricted shares of common stock, warrants and restricted stock units pursuant to compensation or incentive plans approved by the Compensation Committee, including any of the foregoing that are presently outstanding.

          Section 6.05.  Acquisitions and Investments.  The Company shall not,
                         ----------------------------
and shall not permit any Subsidiary to:

          (a) make any acquisition of securities or assets in excess of $1,000,000; or

          (b) make any loan or advance to any person or entity other than in the ordinary course of business or make any investment in or with any other person or entity except: (i) investments in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition; (ii) investments and certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $50,000,000; (iii) loans or advances from a Subsidiary to the Company or from the Company or a Subsidiary to another Subsidiary; (iv) investments in A-rated (or equivalent) or better commercial paper having a maturity of not more than one year from the date of acquisition; and (v) investments in "money market" fund shares or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, or in "money market" accounts sponsored by brokerage firms provided with such "money market" fund or "money market" accounts invested principally in investments of the types described in the foregoing clauses of this Subsection
(b).

          Section 6.06.  Limitation on Restrictions of Subsidiary Payments.  The
                         -------------------------------------------------
Company shall not permit any Subsidiary, directly or indirectly, to create or permit to exist any encumbrances or restrictions on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any interest or participation in its profit owned by any of the Company or any Subsidiary, or pay any indebtedness owed by any of the Subsidiaries, (b) make loans or advances to the Company; or (c) transfer any of its properties or assets to the

Company.

          Section 6.07.  No Conflicting Agreements.  The Company shall not, and
                         -------------------------
shall not permit any Subsidiary to, enter into or amend any agreement, contract, commitment or understanding which restricts or prohibits the exercise by the Purchasers of any of their rights under this Agreement, any other agreement or instrument contemplated hereby or the Certificate of Incorporation of the Company, or restricts or prohibits the ability of the Company or any Subsidiary to comply with its obligations to the Purchasers under this Agreement, any other agreement or instrument or the Certificate of Incorporation of the Company.

          Section 6.08.  Issuance of Securities.  The Company shall not, and
                         ----------------------
shall not permit any Subsidiary to, issue shares of capital stock or options, warrants, convertible securities or other rights which may afford any person or entity the right to acquire shares of any class of capital stock of the Company or any Subsidiary, except (a) upon the exercise or conversion of options listed on a Schedule to this Agreement, or (b) the issuance of additional shares of Common Stock and options and other rights to acquire shares of Common Stock.

          Section 6.09.  Financings. The Company shall not, and shall not permit
                         ----------
any Subsidiary to, enter into or materially modify any debt financing of the Company or any Subsidiary, other than conventional senior debt on customary terms, financing obtained in the ordinary course of business, including, but not limited to, any line of credit or other bank facility, or in accordance with the terms of this Agreement.

          Section 6.10.  Line of Business.  The Company shall not, and shall not
                         ----------------
permit any Subsidiary to, engage in any line of business other than (a) the sale, distribution, procurement and/or transfer of electronic components and information related thereto, (b) providing services related to the sale, distribution, procurement and/or transfer of electronic components and information related thereto, and (c) any e-commerce or other online activity related to the sale, distribution, procurement and/or transfer of electronic components and information related thereto.


                                  ARTICLE VII
                        RIGHT TO PUT CERTAIN SECURITIES

          Section 7.01.  Right of the Purchasers to Put Certain Securities.  If
                         -------------------------------------------------
the Company has not completed a Qualified Public Offering and except in the case of a liquidation or dissolution of the Company, then (a) at any time on or after the fifth anniversary of the date of issuance by the Company to a Purchaser, with respect to the Series A Shares or Series B Shares, (b) at any time on or after the seventh anniversary of the date of issuance by the Company to a Purchaser, with respect to the Common Stock, or (c) if earlier, upon exercise by any other Stockholders of a put right under this Article VII (each of the foregoing being referred to herein as a "Securities Put Event"), then each
                                         --------------------
Purchaser shall have the right, by giving notice to the Company, to require the Company to purchase all of the Stock and Common Stock Equivalents of the Company owned by it in accordance with this Article VII. As used herein, "Qualified
                                                                  ---------
Public Offering" means a public offering by the Company of its Common Stock
---------------
pursuant to a
registration statement under the Act, other than a registration relating solely to a transaction under Rule 145 under the Act (or any successor thereto) or to an employee benefit plan of the Company in which the aggregate net proceeds to the Company exceed $30 million at a public offering price per share of at least $6.06 (as adjusted for any subsequent stock dividends, stock splits or recapitalizations).

          Section 7.02.  Purchase Price.  The Company shall repurchase the Stock
                         --------------
and Common Stock Equivalents of the Purchaser exercising its rights under
Section 7.01 at a price equal to its fair market value; provided, however, that
                                                        --------  -------
if the Securities Put Event under clause 7.01(i) occurs after the eighth anniversary of the date hereof, the repurchase price shall be equal to the original purchase price paid therefor by the original Purchaser of such Stock and Common Stock Equivalents. For purposes of determining the fair market value of the Stock and Common Stock Equivalents, the Stock and Common Stock Equivalents shall be valued as if it were being sold as part of the sale of all outstanding equity securities of the Company to an unrelated third party in an arms-length transaction for cash only, without deduction for illiquidity, minority interest, lack of control or any other similar considerations, and all proceeds of such sale were being distributed in accordance with the Company's Certificate of Incorporation proportionately among the holders of the Company's capital stock on a fully-diluted basis (excluding options, warrants and conversion privileges not then exercisable), with holders of currently exercisable options or warrants receiving the net value thereof. The fair market value of the Stock and Common Stock Equivalents shall be determined as follows:

          (a) By Agreement.  The Company and such Purchaser shall endeavor in
              ------------
good faith to agree on the fair market value of the Stock and Common Stock Equivalents to be repurchased.

          (b) By Appraisal.  If the Company and such Purchaser  are unable to
              ------------
agree on the value of the Stock and Common Stock Equivalents within 30 days after delivery of the notice under Section 7.01, the fair market value of the Stock and Common Stock Equivalents to be repurchased shall be determined by appraisal (the "Appraised Value") by a nationally recognized investment banker
                ---------------
with experience in the industry in which the Company and the Subsidiaries are engaged, selected by the such Purchaser and reasonably acceptable to the Company's Board of Directors (excluding such Purchaser's Director), which investment banker shall not be affiliated with the Company or such Purchaser. If, within 45 days after delivery of the notice referred to in Section 7.01, an investment banker has not been selected, such Purchaser and the Company's Board of Directors (excluding such Purchaser's Director) shall each select an investment banker, and such investment banker shall select a third investment banker meeting the criteria specified above who shall conduct the appraisal.
The appraiser shall value the Company and the Stock and Common Stock Equivalents to be purchased as if (i) the Company and such Stock and Common Stock Equivalents were being sold as part of the sale of all outstanding securities of the Company to an unrelated third party in an arms-length transaction for cash only, without deduction for illiquidity, minority interest, lack of control or any other similar consideration, and (ii) all proceeds of the deemed sale referred to above were being distributed among the Stockholders in accordance with the Certificate of Incorporation (treating Common Stock Equivalents as the number of shares of Stock for which they would then be exercisable in accordance with the preceding clause).

          Section 7.03.  Payment.  Within 20 days following the final
                         -------
determination of the purchase price under Section 7.02, or such other time as shall be agreed to by the Company and such Purchaser, the Company shall purchase the Stock and Common Stock Equivalents held by such Purchaser at the price determined in accordance with Section 7.02, and such Purchaser shall deliver to the Company, upon receipt of payment therefor, certificates for the Stock and Common Stock Equivalents duly endorsed for transfer to the Company. Payment shall be made by wire transfer of immediately available funds to an account designated by such Purchaser.

          Section 7.04.  Certain Remedies. In the event that the Company does
                         ----------------
not fulfill its obligation to pay the purchase price of all or any portion of the Stock pursuant to this Article VII within the time frame set forth in
Section 7.03, the unpaid portion of the purchase price of the Stock will bear interest at the lesser of (i) fifteen percent (15%) or (ii) the highest rate permitted by applicable law, compounding semi-annually. The Company will, upon the request of any such Purchaser exercising its rights under Section 7.01, execute and deliver to such Purchaser a promissory note in form and substance reasonably satisfactory to such Purchaser evidencing such obligation.

          Section 7.05.  Expenses.  The Company will bear all reasonable costs
                         --------
of determining Appraised Value in connection with any exercise of rights of the Purchasers hereunder.


                                  ARTICLE VIII
                                 MISCELLANEOUS

          Section 8.01.  Notices. All notices under this Agreement shall be in
                         -------
writing. Any notice shall be deemed to have been duly given if delivered personally, three (3) business days after mailing registered or certified mail, return receipt requested, or sent by nationally recognized overnight delivery service, to the parties hereto at the addresses set forth on Exhibit A hereto.
                                                             ---------
Upon notice from any Stockholder of a change of address, the Company's Board of Directors will cause Exhibit A to be amended to reflect the new address of such
                     ---------
Stockholder. The address of any new Stockholder shall be added by the Board to Exhibit A.
---------

          Section 8.02.  Binding Effect and Benefit.  This Agreement shall be
                         --------------------------
binding upon, and inure to the benefit of, the Company and the Stockholders and their respective heirs, legal representatives, successors and Full Transferees, except that neither the Company nor any Purchaser that acquires Stock from a Management Stockholder shall be subject to the obligations of the Management Stockholders hereunder. Notwithstanding the foregoing, a Purchaser's rights hereunder shall terminate upon the transfer of such Purchaser's Stock to a Full Transferee.

          Section 8.03.  Waivers, Entire Agreement, Modifications.  No party
                         ----------------------------------------
shall be deemed to waive any rights hereunder unless such waiver be in writing and signed by the Company, Management Stockholders holding a majority of the Common Stock held by

Management Stockholders and the Purchasers or, in the event the right to be waived is that of less than all the Purchasers, those Purchasers with such right. A waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

          Section 8.04.  Governing Law, Construction.  This Agreement shall be
                         ---------------------------
governed by and construed and enforced in accordance with the internal laws of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

          Section 8.05.  Transferees of Stockholders.  Notwithstanding anything
                         ---------------------------
herein to the contrary, no Stockholder shall transfer any Stock (except to the Company) unless the person, firm, corporation or other entity so acquiring such Stock shall first become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement. Notwithstanding anything herein to the contrary, a Full Transferee of Boston Ventures, Vulcan, Seacoast, CIH, IHS, Individual Stockholder or any Series B Investor shall obtain, in lieu of Boston Ventures, Vulcan, Seacoast, CIH, IHS, any Individual Stockholder or any Series B Investor all of the rights, benefits and obligations of Boston Ventures, Vulcan, Seacoast, CIH, IHS, any Individual Stockholder or any Series B Investor hereunder, respectively. All transferees of a Purchaser other than a Full Transferee who shall become a party to this Agreement shall be deemed to be Management Stockholders hereunder. The Company shall not transfer any shares of Stock on its books which have been transferred in violation of this Agreement, or to treat as the owner of such shares of Stock, or to accord the right to vote as such owner or to pay dividends to, any person or entity to which any such shares of Stock shall have been transferred, from and after any transfer of any share of Stock made in violation of this Agreement.

          Section 8.06.  Representations of Stockholders.  Each Stockholder
                         -------------------------------
represents and warrants to each other party that such Stockholder is not bound by any agreement or commitment that conflicts with or would interfere with the performance of such Stockholder's obligations under this Agreement.

          Section 8.07.  Termination.  This Agreement shall terminate upon a
                         -----------
Qualified Public Offering.

          Section 8.08.  Confidentiality.  Each Stockholder agrees to keep
                         ---------------
confidential (a) all material confidential information regarding the other Stockholders of which the Stockholders become aware by virtue of, or in connection with, their performance of this Agreement and (b) any trade secrets or other confidential information of a business, financial, marketing, technical, or other nature pertaining to the Company and identified as such by the Company (or which clearly constitutes confidential information), including information of others that the Company has agreed to keep confidential and has informed the Stockholders of such ("Confidential Information"). Each
                                    ------------------------
Stockholder shall not disclose any such Confidential Information to any third party, except (i) to the extent disclosure of such Confidential Information is required for performance of this Agreement, (ii) for such employees, independent contractors, representatives and advisors of the Stockholders that have a need to know such information to perform their obligations under this Agreement and (iii) as may be required by law or regulation. The term "Confidential Information" shall not be deemed to include any information which (i) at the time of disclosure is or thereafter becomes generally available to and known by the public (other than as a result of disclosure directly or indirectly by the Stockholders), (ii) was available to the Stockholders on a non-confidential basis from a source other than one of the Stockholders or their employees, independent contractors, representatives and advisors, provided that such source is not in breach of any obligations or confidentiality to the Stockholders, or (iii) has been independently acquired or developed by the Stockholders without violating any of the Stockholder obligations pursuant to this Agreement. Each Stockholder agrees that its respective employees, independent contractors, representatives and advisors directly involved in the execution, delivery and performance of this Agreement shall be promptly informed by such Stockholder of the confidential nature of the Confidential Information. Notwithstanding the foregoing, a Stockholder may disclose Confidential Information in the event that such Stockholder is required or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose such Confidential Information; provided, however, that such
                                                    --------  -------
Stockholder shall promptly advise the non-disclosing Stockholder of such request or legal compulsion and to the extent that the non-disclosing Stockholder secures a legally enforceable protective order, the disclosing Stockholder shall comply with such protective order.

          Section 8.09.  Consent and Waiver.  Boston Ventures, Seacoast, Vulcan,
                         ------------------
CIH, IHS, the Individual Stockholders and DN each being a signatory to one or more of the following documents, (i) the December 6 Agreement, (ii) the Amended and Restated Registration Rights Agreement dated December 6, 1999, by and among the Company, Boston Ventures, Seacoast, Vulcan, CIH, IHS and the Individual Stockholders, (iii) the CIH Purchase Agreement, or (iv) the Agreement and Plan of Merger between the Company, Partminer Acquisition Corp., IQXpert Holdings, Inc., IHS, Vulcan and the Individual Stockholders, hereby consent to the transactions contemplated by: (A) the Series B Purchase Agreement by and between the Company and the Series B Investors, (B) the Amended and Restated Registration Rights Agreement dated the date hereof by and among the parties hereto (other than DN), (C) this Agreement and (D) all other agreements or instruments contemplated by the foregoing agreements (drafts of which have been provided to Boston Ventures, Seacoast, Vulcan, CIH, IHS, the Individual Stockholders and DN). Boston Ventures, Seacoast, Vulcan, CIH, IHS, the Individual Stockholders and DN, and each further waives any preemptive rights or notice provisions and any restrictions on transfers of stock and the granting of registration rights as contemplated in this agreement, the Series B Agreement, the Registration Rights Agreement and the Common Stock Purchase Agreements between Bruce and Lynne Friedman and Integral Capital Partners IV L.P., Integral Capital Partners IV MS Side Fund, L.P. and IHD-PM, LLC. Each of Boston Ventures, Seacoast, Vulcan, CIH, IHS and the Individual Stockholders hereby waives any rights such Purchaser has under Articles IV and VI of the December 6 Agreement in respect of the sale of Series B Shares pursuant to the Series B Purchase Agreement, except to the extent of any rights such Purchaser may have under the Series B Purchase Agreement or, with respect to the Individual Stockholders, pursuant to the  IHD-PM, LLC Common Stock Purchase Agreement.

          Section 8.10.  Treatment of IHS and Individual Stockholders.
                         --------------------------------------------
Notwithstanding anything to the contrary contained herein, neither IHS nor any Individual Stockholder will be deemed to be a Purchaser for purposes of (a) the definition "Majority of the Purchasers" or (b) Article 4, and Sections 5.05, 5.07, 5.09, 5.12, 7.01, 7.02, 7.03, 7.04 and 7.05 of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date and year first above written.


                                    PARTMINER, INC.

                                    By: /s/ Daniel Nissanoff
                                       ---------------------------------
                                       Name:


                                    ------------------------------------
                                         Daniel Nissanoff


                                    BOSTON VENTURES LIMITED
                                    PARTNERSHIP V
                                    By:  Boston Ventures Management, Inc.

                                    By: /s/ James Wilson
                                       ---------------------------------
                                       Name:


                                    VULCAN SECURITIES LIMITED

                                    By: /s/ Michael von Staudt
                                       ---------------------------------
                                       Name:


                                    SEACOAST CAPITAL PARTNERS
                                    LIMITED PARTNERSHIP

                                    By:  Seacoast I Advisors LLC,
                                         its General Partner

                                    By: /s/ Eben S. Moulton
                                       ---------------------------------
                                       Name:


                                    SEACOAST INVESTORS LLC

                                    By: /s/ Eben S. Moulton
                                       ---------------------------------
                                       Name:

                                    CAHNERS INFORMATION HOLDINGS, INC.

                                    By: /s/ Charles Fontaine
                                       ---------------------------------
                                       Name:


                                    INFORMATION HANDLING SERVICES INC.

                                    By: /s/ L. Christopher Meyer
                                       ---------------------------------
                                       Name:

                                        /s/ Emil H. Dahan
                                    ------------------------------------
                                        Emil H. Dahan

                                        /s/ Michael J. Galvin
                                    ------------------------------------
                                        Michael J. Galvin

                                        /s/ Patricia Tuxbury Salem
                                    ------------------------------------
                                        Patricia Tuxbury Salem

                                        /s/ Peter W. Jeng
                                    ------------------------------------
                                        Peter W. Jeng

                                        /s/ James L. McAlarney III
                                    ------------------------------------
                                        James L. McAlarney III


                                    IHD-PM, LLC

                                    By: /s/ Emil H. Dahan
                                       ---------------------------------
                                       Name:  Emil H. Dahan

                                    INTEGRAL CAPITAL PARTNERS IV, L.P.
                                    By:  Integral Capital Management IV, LLC,
                                         its General Partner

                                    By: /s/ Pamela K. Hagenah
                                       ---------------------------------
                                       Name:  Pamela K. Hagenah
                                       Title: Manager


                                    INTEGRAL CAPITAL PARTNERS IV
                                      MS SIDE FUND, L.P.
                                    By:  Integral Capital Partners NBT, LLC,
                                           its General Partner

                                    By: /s/ Pamela K. Hagenah
                                       ---------------------------------
                                       Name:  Pamela K. Hagenah
                                       Title: Manager


                                    AGILE SOFTWARE CORP.

                                    By: /s/ Thomas P. Shanahan
                                       ---------------------------------
                                       Name:


                                    IMPACT VENTURE PARTNERS L.P.

                                    By: /s/ Adam Dell
                                       ---------------------------------
                                       Name:


                                    OMI PARTNERSHIP HOLDINGS LTD.

                                    By: /s/ A.R. Melman
                                       ---------------------------------
                                       Name:

                                    GENERATION CAPITAL PARTNERS PARTNERS L.P.

                                    By:  Generation Partners L.P., as General
                                         Partner

                                         By:  Generation Capital Company LLC,
                                              as General Partner

                                         By: /s/ Mark Jennings
                                            ----------------------------
                                            Mark Jennings
                                            Managing Director


                                    STATE BOARD OF ADMINISTRATION OF FLORIDA

                                    By:  Generation Parallel Management
                                         Partners L.P., as Manager

                                         By:  Generation Capital Company LLC,
                                              as General Partner

                                         By: /s/ Mark Jennings
                                            ----------------------------
                                            Mark Jennings
                                            Managing Director


                                    GENERATION PARALLEL MANAGEMENT PARTNERS L.P.

                                    By:  Generation Capital Company LLC,
                                         as General Partner

                                         By: /s/ Mark Jennings
                                            ----------------------------
                                            Mark Jennings
                                            Managing Director


                                    BROADVIEW SLP

                                    By: /s/ Peter Mooney
                                       ---------------------------------
                                       Name:

                                    THE GOLDMAN SACHS GROUP, INC.

                                    By: /s/ Joseph Gleberman
                                       ---------------------------------
                                       Name:

                                     - 22 -